CHESTER VALLEY BANCORP INC
                                    DECLARES
                             QUARTERLY CASH DIVIDEND


FOR IMMEDIATE RELEASE

FRIDAY, MAY 27, 2005

CONTACT: JOSEPH T. CROWLEY
         CHIEF FINANCIAL OFFICER
         (610) 269-9700


Downingtown - Chester Valley Bancorp Inc. announced the declaration of a $.105 quarterly cash dividend. The dividend will be paid on June 30, 2005 to shareholders of record as of the close of business on June 10, 2005.

Chester Valley Bancorp Inc. is the parent company of First Financial Bank and also operates a full service investment advisory and securities brokerage business through its association with Philadelphia Corporation for Investment Services. First Financial Bank's executive offices are located in Downingtown, Pennsylvania with additional branch locations in Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon, Kennett Square, Eagle, Coatesville, Avondale and West Chester. Philadelphia Corporation has offices in Wayne and Philadelphia.

Chester Valley Bancorp stock is traded on the NASDAQ market under the symbol "CVAL".